UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-12350	47-1890509
(Commission File No.)	(IRS Employer Identification No.)

9484 S. Eastern Ave #141 Las Vegas, NV	89123
(Address of principal executive offices)	(zip code.)

702-748-9944
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

Investment Agreement

On July 31, 2015, we entered into an Investment Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC in order to establish a possible source of funding for us. Under the Investment Agreement, Kodiak has agreed to provide us with up to $1,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of our registration statement, we can deliver a put under the Investment Agreement by selling shares of our common stock to Kodiak and Kodiak will be obligated to purchase the shares. A put transaction must close before we can deliver another put notice to Kodiak. We may request a put by sending a put notice to Kodiak, stating the amount of the put. During the five trading days following a notice, we will calculate the amount of shares we will sell to Kodiak and the purchase price per share. The number of shares of Common Stock that Kodiak shall purchase pursuant to each put notice shall be determined by dividing the amount of the put by the purchase price. The purchase price per share of common stock will be set at seventy five-percent (70%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment. There is no minimum amount we can put to Kodiak at any one time. Pursuant to the Investment Agreement, Kodiak and its affiliates shall not be issued shares of our common stock that would result in its beneficial ownership equaling more than 9.99% of our outstanding common stock.

Kodiak received a one-time issuance of 3,500,000 shares of our common stock, restricted in accordance with Rule 144, as a commitment for the investment. In addition, we paid a $10,000 document preparation fee to Kodiak.

Item 3.02 Unregistered Sales of Equity Securities.

On or about July 31, 2015, as a commitment fee in connection with the Investment Agreement, we issued an aggregate of 3,500,000 shares of our common stock, restricted in accordance with Rule 144, to Kodiak Capital Group, LLC. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Investment Agreement dated July 31, 2015

10.2	Registration Rights Agreement dated July 31, 2015

2

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signal Bay, Inc.

Dated: August 6, 2015	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO